Exhibit 3.1

[FORM OF UNDERWRITING AGREEMENT]

October •, 2009

DragonWave Inc.

411 Legget Drive

Suite 600

Ottawa, Ontario

K2K 3C9

The Selling Shareholders listed in Schedule “A” hereto

Attention:	Mr. Peter Allen
President and Chief Executive Officer

Dear Sir:

Canaccord Capital Corporation and Piper Jaffray & Co. (together, the “Lead Underwriters”), on their own behalf and as representatives of the Underwriters named in Section 10 hereof (together with the Lead Underwriters, the “Underwriters” and each individually, an “Underwriter”) understand that, subject to the terms and conditions stated herein, DragonWave Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”), proposes to issue and sell to the Underwriters an aggregate of 7,454,050 common shares in the capital of the Company (the “Treasury Shares”) and the shareholders listed on Schedule “A” hereto (the “Selling Shareholders”) propose to transfer and sell to the Underwriters in a secondary offering that number of common shares of the Company as indicated opposite such Selling Shareholder’s name in column 1 of Schedule “A” (the “Secondary Shares” and together with the Treasury Shares are collectively referred to as the “Offered Shares”) for an aggregate of 5,518,250 Secondary Shares and, an aggregate of 12,972,300 Offered Shares.

Based on the foregoing, and subject to the terms and conditions contained in this Underwriting Agreement (the “Agreement”), the Underwriters severally and not jointly, in respect of their percentages set forth in Section 10 hereof, agree to purchase from the Company and the Selling Shareholders, and by each of their acceptance hereof, the Company and the Selling Shareholders agree to sell to the Underwriters, all but not less than all of the Offered Shares on the First Closing Date (as defined in Section 2(3)) for a purchase price of U.S. $• (the “Offering Price”) per Offered Share (Cdn.$[•] per Offered Share with respect to sales to Canadian investors in Canadian dollars), being an aggregate purchase price of U.S. $• (Cdn.$[•]) against delivery of certificates representing such Offered Shares.

In addition, the Company proposes to grant to the Underwriters, in respect of their percentages set forth in Section 10 hereof, an option (the “Over-Allotment Option”), exercisable in whole or in part at any time prior to 5:00 p.m. (Ottawa time) on the day that is the 30th day following the First Closing Date (as defined in Section 2(3)), to purchase up to an aggregate additional 1,945,845 Treasury Shares (the “Additional Shares”) representing up to 15.0% of the aggregate number of Offered Shares, at the Offering Price and upon the terms and conditions set forth herein for the purposes of covering over-allotments and for market stabilization purposes. The Offered Shares and, if and to the extent such Over-Allotment Option is exercised, the Additional Shares, are hereinafter collectively referred to as the “Shares.” The Shares shall have the material attributes described in and contemplated by the Prospectuses which are referred to below.

Section 1           Background and Interpretation.

The Company has prepared and filed with the securities regulatory authorities (the “Canadian Commissions”) in each of the provinces of Canada other than Québec (the “Qualifying Jurisdictions”) a preliminary short form base PREP prospectus dated September 24, 2009 relating to the distribution of the Shares pursuant to applicable securities laws of the Qualifying Jurisdictions and the respective rules, regulations, blanket rulings, orders and notices made thereunder and the local, uniform, national and multilateral instruments and policies adopted by the Canadian Commissions in the Qualifying Jurisdictions (collectively, as applied and interpreted, the “Canadian Securities Laws”) and in accordance with Multilateral Instrument 11-102 Passport System (“MI 11-102”) and National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions (“NP 11-202”). Such preliminary short form base PREP prospectus relating to the distribution of the Shares, including any documents incorporated by reference therein and any supplements or amendments thereto, is herein called the “Canadian Preliminary Prospectus.” The Company has prepared and filed the Canadian Preliminary Prospectus pursuant to the Canadian Securities Administrators’ National Instrument 44-101 - Short Form Prospectus Distributions (“NI 44-101”) and National Instrument 44-103 - Post-Receipt Pricing (“NI 44-103”). The Ontario Securities Commission (the “Principal Regulator”) has issued a receipt for the Canadian Preliminary Prospectus and the Company has satisfied the conditions in MI 11-102 to the deemed issuance of a receipt by the Canadian Commissions for the Canadian Preliminary Prospectus in each of the other Qualifying Jurisdictions.

The Company has also prepared and filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Canada/United States Multi-Jurisdictional Disclosure System adopted by the Canadian Commissions and the SEC (the “MJDS”), a registration statement on Form F-10 (Registration No. 333-162115) for the registration of the offering of the Shares under the United States Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), including the Canadian Preliminary Prospectus with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC. Such prospectus relating to the distribution of the Shares used in the United States, including the documents incorporated by reference therein and any supplements or amendments thereto, is herein called the “U.S. Preliminary Prospectus.” The effective date of the registration statement containing the U.S. Preliminary Prospectus (the “Initial Registration Statement”), or, if the Company files any post-effective amendment to the Initial Registration Statement, the effective date of the latest such amendment is hereinafter called the “Effective Date.” The Company has also prepared and filed with the SEC an Appointment of Agent for Service of Process and Undertaking on Form F-X at the time of the Initial Registration Statement on Form F-10 (the “Form F-X”).

In addition, the Company (a) has prepared and filed (i) with the Canadian Commissions in the Qualifying Jurisdictions, a final short form base PREP prospectus dated October 14, 2009 relating to the distribution of the Shares (including any documents incorporated therein by reference and any supplements or amendments thereto, the “Canadian Final Prospectus”), pursuant to NI 44-101 and NI 44-103, omitting the PREP Information (as hereinafter defined) in accordance with the rules and procedures set forth in NI 44-103 (the “PREP Procedures”) and (ii) with the SEC an amendment to the Initial Registration Statement to include the Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) omitting the PREP Information which most recent such amendment has become or been declared effective by the SEC (the “U.S. Final Prospectus”) and (b) will prepare and file, as promptly as possible and in any event within two business days of the execution and delivery of this Agreement, (i) with the Canadian Commissions in the Qualifying Jurisdictions, in accordance with the PREP Procedures, a supplemented prospectus setting forth the PREP Information (including any documents incorporated therein by reference and any supplements or amendments thereto, the “Canadian Supplemented Prospectus”), and (ii) with the SEC, the Canadian Supplemented Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC) (the “U.S. Supplemented Prospectus”). The information, if any, included in the Canadian Supplemented Prospectus that is omitted from the Canadian Final Prospectus for which a final receipt has been obtained from the Canadian Commissions, but that is deemed under the PREP Procedures to be incorporated by reference into the Canadian Final Prospectus as of the date of the Canadian Supplemented Prospectus, is referred to herein as the “PREP Information.”

The registration statement on Form F-10, including any amendment thereof on or prior to the Effective Date and including the exhibits thereto, the documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the Effective Date for purposes of Section 11 under the Securities Act and including the PREP Information, is herein called the “Registration Statement.”

The U.S. Final Prospectus at the time it became effective by the SEC relating to the distribution of the Shares in the United States, including the documents incorporated by reference therein and any supplements thereto, is herein called the “U.S. Prospectus,” except that when a U.S. Supplemented Prospectus is thereafter furnished to the Underwriters, including a U.S. Supplemented Prospectus that includes the PREP Information, after the execution of this Agreement, the term “U.S. Prospectus” shall mean such U.S. Supplemented Prospectus, including the documents incorporated by reference therein and any supplements thereto.

The Canadian Final Prospectus for which a final receipt has been obtained from the Principal Regulator on behalf of the Canadian Commissions in each of the other Qualifying Jurisdictions in accordance with MI 11-102 and NP 11-202 is herein referred to as the “Canadian Prospectus,” except that, when a Canadian Supplemented Prospectus is thereafter filed with the Canadian Commissions, the term “Canadian Prospectus” shall mean such Canadian Supplemented Prospectus, including the documents incorporated by reference therein and any amendments or supplements thereto.

The Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus, including the documents incorporated by reference therein and any supplements or amendments thereto that omits the PREP Information are herein collectively sometimes referred to as the “Preliminary Prospectuses.” The U.S. Prospectus and the Canadian Prospectus are hereinafter collectively sometimes referred to as the “Prospectuses.” The U.S. Supplemented Prospectus and the Canadian Supplemented Prospectus are hereinafter collectively sometimes referred to as the “Supplemented Prospectuses.”

Any amendment to the U.S Prospectus or the Canadian Prospectus (including any document incorporated by reference therein), and any amended or supplemented prospectus or auxiliary material, information, evidence, return, report, application, statement or document that is filed by or on behalf of the Company with the Canadian Commissions in the Qualifying Jurisdictions or with the SEC after the Canadian Supplemented Prospectus and the U.S. Supplemented Prospectus have been filed and prior to the expiry of the period of distribution of the Shares, is referred to herein collectively as the “Supplementary Material.”

As used herein, the “Applicable Time” is [•] (Ottawa time) on October •, 2009. As used herein, a “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and a “Time of Sale Prospectus” means the Canadian Final Prospectus and the U.S. Final Prospectus together with the information and the free writing prospectuses, if any, identified in Schedule “B” hereto, and each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, a “Road Show”).

As used herein, the terms “Registration Statement,” “Preliminary Prospectuses,” “Time of Sale Prospectus” and “Prospectuses” shall include the documents incorporated and deemed to be incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.

All references in this Agreement to the Registration Statement, the U.S. Preliminary Prospectus or the U.S. Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to Financial Statements (as defined in Section 3(o)) and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, the U.S. Preliminary Prospectus, the Time of Sale Prospectus or the U.S. Prospectus (and all other references of like import) shall be deemed to mean and include all such Financial Statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus, the Time of Sale Prospectus or the U.S. Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the U.S. Preliminary Prospectus, the Time of Sale Prospectus or the U.S. Prospectus, as the case may be, shall be deemed to mean and include the filing of any document under the United States Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”) or otherwise that is or is deemed to be incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus, the Time of Sale Prospectus or the U.S. Prospectus, as the case may be.

As used herein, “business day” shall mean a day on which each of the NASDAQ Global Market and the Toronto Stock Exchange is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Underwriters shall offer the Shares for sale to the public directly and through other duly registered investment dealers and brokers in the Qualifying Jurisdictions and the United States only as permitted by applicable law and upon the terms and conditions set forth in the Prospectuses and this Agreement. The Underwriters agree that they will not, directly or indirectly, distribute the Registration Statement, the Canadian Preliminary Prospectus, the Canadian Prospectus, the U.S. Preliminary Prospectus or the U.S. Prospectus or publish any prospectus, circular, advertisement or other offering material in any jurisdiction other than the Qualifying Jurisdictions or such states of the United States in which the Shares are duly qualified under United States federal and applicable United States state securities laws, in such manner as to require registration of the Shares or the filing of a prospectus or any similar document with respect to the Shares by the Company therein or subject the Company to ongoing periodic reporting obligations in such jurisdiction pursuant to the securities laws of such jurisdiction. The Underwriters agree that each of the Underwriters that is not registered as a broker-dealer under Section 15 of the Exchange Act, will not offer or sell any Shares in, or to persons who are nationals or residents of, the United States other than through one of its United States registered broker-dealer affiliates or otherwise in compliance with Rule 15a-6 under the Exchange Act. Sales of Shares in the Qualifying Jurisdictions may be made only by or through a dealer appropriately registered under applicable Canadian Securities Laws or in circumstances where an exemption from the Canadian registered dealer requirements is available. Notwithstanding the foregoing provisions of this paragraph, an Underwriter will not be liable to the Company or the Selling Shareholders under this Agreement with respect to a default by another Underwriter under this paragraph.

Section 2         Purchase, Sale, Payment and Delivery of the Shares.

The Company and the Selling Shareholders hereby confirm their agreement with the Underwriters concerning the purchase and sale of the Shares as follows:

(1)                                  Public Offering of the Shares. The Lead Underwriters hereby advise the Company and the Selling Shareholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and each Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Lead Underwriters, in their sole judgment, have determined is advisable and practicable.

The Underwriters may from time to time, after the Shares have initially been offered to the public, increase or decrease the Offering Price in the United States to such extent as may be determined by the Underwriters, and vary the Offering Price in Canada to the extent permitted by Canadian Securities Laws.

(2)                                  Underwriters’ Commission. In consideration of the Agreement of the Underwriters to purchase the Shares and to offer them to the public, the Company agrees to pay to the Underwriters (i) at the First Closing Date (as defined in Section 2(3)) an underwriting fee equal to 5.75% of the gross proceeds from the sale of the Treasury Shares and (ii) at the Option Closing Date (as defined in Section 2(4)) an underwriting fee equal to 5.75% of the gross proceeds from the sale of the Additional Shares, and the Selling Shareholders agree to pay to the Underwriters at the First Closing Date an underwriting fee equal to 5.75% of the gross proceeds from the sale of the Secondary Shares (together, the “Underwriters’ Commission”). The Company will not receive any of the net proceeds to the Selling Shareholders from the sale of the Secondary Shares. The Underwriters’ Commission may be deducted by the Underwriters from the proceeds of sale of the Offered Shares on the First Closing Date or the proceeds of sale of the Additional Shares on the Option Closing Date, as applicable. In addition, the Company agrees to pay to the Underwriters, and in the manner specified by the Lead Underwriters, all fees, disbursements and expenses incurred by the Underwriters in accordance with the provisions in Section 6 hereof.

(3)           The First Closing Date in respect of the Offered Shares. Payment of the Offering Price for the Offered Shares shall be made to the Company and each of the Selling Shareholders, respectively, as the case may be, by wire transfer against delivery of certificates for the Offered Shares to the Lead Underwriters on behalf of the Underwriters through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters, as applicable. Such payment and delivery shall be made at [8:00 a.m., Ottawa time, on October 20, 2009] (the “First Closing Date”) (unless another time shall be agreed to by the Lead Underwriters and the Company or unless postponed in accordance with the provisions of Section 10 hereof). Electronic transfer of the Offered Shares shall be made to the Lead Underwriters at the First Closing Date in such names and in such denominations as specified by the Lead Underwriters on behalf of the Underwriters. It is understood that the Lead Underwriters have been authorized, for their own account and the accounts of the non-defaulting Underwriters, to accept delivery of and receipt for, and make payment of the Offering Price for, the Offered Shares and any Additional Shares the Underwriters have agreed to purchase (subject to such adjustment as the Lead Underwriters may determine to eliminate fractional shares and subject to adjustment in accordance with Section 10 hereof). The Lead Underwriters, individually and not as the Lead Underwriters of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Lead Underwriters by the First Closing Date or the applicable Option Closing Date (as defined in Section 2(4)), as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(4)                                  The Additional Shares and the Option Closing Date. In addition, the Company hereby grants to the Underwriters the Over-Allotment Option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Offering Shares, at the same Offering Price per Offered Share to be paid by the Underwriters to the Company for the Offered Shares. The Over-Allotment Option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Lead Underwriters to the Company, which notice may be given at any time prior to 5:00 p.m. (Ottawa time) on the day that is the 30th day from the First Closing Date (the “Notice of Exercise”). The Notice of Exercise shall set forth (i) the aggregate number of Additional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Additional Shares are to be registered through the facilities of DTC, and (iii) the time, date and place at which payment and delivery are to be made in respect of the Additional Shares (which time and date may be simultaneous with, but not earlier than the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Offered Shares and such Additional Shares through the facilities of DTC). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Lead Underwriters and shall not be earlier than three nor later than five full business days after the date of delivery of such Notice of Exercise. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustment as the Lead Underwriters may determine to eliminate fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Offered Shares set forth opposite the name of such Underwriter in Section 10 hereof bears to the total number of Offered Shares subject to adjustment in accordance with Section 10 hereof. The Lead Underwriters may cancel the Over-Allotment Option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(5)                                  Delivery of the Shares and Closing Mechanics. The Company and each Selling Shareholder shall deliver, or cause to be delivered, to the Lead Underwriters for the accounts of the Underwriters certificates for the Offered Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the Offering Price therefor. The Company shall also deliver, or cause to be delivered, to the Lead Underwriters for the accounts of the Underwriters, certificates for the Additional Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the Offering Price therefor. The certificates for the Shares shall be registered in such names and denominations as the Lead Underwriters shall have requested at least one full business day prior to the First Closing Date (or the applicable Option Closing Date, as the case may be). Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Shares shall be made at the offices of Fraser Milner Casgrain LLP, 1420-99 Bank Street, Ottawa, Ontario, K1P 1H4 at 8:00 a.m., Ottawa time, or at such other place as the Lead Underwriters and the Company may agree, on the First Closing Date or the Option Closing Date, as the case may be. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3         Representations and Warranties of the Company.

The Company hereby represents and warrants to each Underwriter, as of the date of this Agreement, as of the First Closing Date and as of each Option Closing Date, if any, and covenants with each Underwriter, as follows:

(a)                                  Forms F-10 and F-X. The Company is a “foreign private issuer” (as defined in Rule 405 under the Securities Act) and is entitled to use Form F-10 under the Securities Act to register the offering of the Shares under the Securities Act. The Company has prepared and filed with the SEC an appointment of agent for service of process upon the Company on Form F-X in conjunction with the filing of the Registration Statement. The Registration Statement and the Form F-X conform, and any further amendments to the Registration Statement or the Form F-X will conform, in all material respects to the requirements of the Securities Act.

(b)                                 Compliance with Canadian Regulations. The Company is eligible to use the PREP Procedures. No cease trade order preventing or suspending the use of the Canadian Preliminary Prospectus or the Canadian Prospectus or preventing the distribution of the Shares has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened, by any of the Canadian Commissions; as of their respective dates, the Canadian Preliminary Prospectus and the Canadian Prospectus complied in all material respects with all applicable Canadian Securities Laws; each of the Canadian Commissions in the Qualifying Jurisdictions has issued or is deemed to have issued receipts for the Canadian Preliminary Prospectus and the Canadian Prospectus. On the First Closing Date and each Option Closing Date (as those terms are defined in Section 2), if any, (i) the Canadian Prospectus will comply in all material respects with the Canadian Securities Laws, (ii) the U.S. Prospectus will conform with the Canadian Prospectus except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC and (iii) the Canadian Prospectus and the U.S. Prospectus or any amendment or supplement thereto constituted at the respective dates thereof, and will constitute at the First Closing Date and each Option Closing Date, full, true and plain disclosure of all material facts relating to the Shares, that is required to be in the Canadian Prospectus and the U.S. Prospectus, and did not at the respective dates thereof, and will not at the First Closing Date or any Option Closing Date, contain a misrepresentation within the meaning of Canadian Securities Laws or an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in clause (iii) of this sentence shall not apply to the omission of the PREP Information in accordance with the PREP Procedures or any statements or omissions made in reliance upon and in conformity with information provided in writing to the Company by the Underwriters or the Selling Shareholders, or their representatives, expressly for use therein, it being understood and agreed that the only such information furnished to the Company (i) by the Underwriters expressly for use in the Registration Statement, the Preliminary Prospectuses, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto) are the statements set forth therein under the caption “Plan of Distribution” as set forth in Section 11(1) hereof and (ii) by the Selling Shareholders expressly for use in the Registration Statement, the Preliminary Prospectuses, the Time of Sale Prospectus, any such free writing prospectus, the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto) is the Selling Shareholder Information as defined in Section 11(2) hereof. To its knowledge, the Company is not a “related issuer” or “connected issuer” (as those terms are defined in National Instrument 33-105 Underwriting Conflicts of the Canadian Securities Administrators) of any of the Underwriters.

(c)                                  Compliance With U.S. Requirements. The Registration Statement has been declared effective by the SEC under the Securities Act. The Company has complied with the SEC’s satisfaction with all requests of the SEC for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the SEC. The U.S. Preliminary Prospectus and the U.S. Prospectus when filed complied in all material respects with the Securities Act and were identical to the copies thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares, except for the insertion of alternative Canadian Prospectus pages in the filed versions of the Prospectuses. Each of the Registration Statement and any post—effective amendment thereto, at the time it became effective and at the First Closing Date and each Option Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus did not, and at the time of each sale of the Shares and at the First Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The U.S. Prospectus, as amended or supplemented, as of its date and at the First Closing Date and each Option Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to the omission of the PREP Information in accordance with the PREP Procedures or statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the U.S. Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information provided in writing to the Company by the Underwriters or the Selling Shareholders expressly for use therein, it being understood and agreed that the only such information furnished to the Company (i) by the Underwriters expressly for use in the Registration Statement, the Preliminary Prospectuses, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto) are the statements set forth therein under the caption “Plan of Distribution” as set forth in Section 11(1) hereof and (ii) by the Selling Shareholders expressly for use in the Registration Statement, the Preliminary Prospectuses, the Time of Sale Prospectus, any such free writing prospectus, the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto) is the Selling Shareholder Information as defined in Section 11(2) hereof. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the U.S. Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(d)                                 Reporting Issuer and TSX Status. The Company is a “reporting issuer” (a) in the Qualifying Jurisdictions and in the Province of Québec, and (b) in good standing under Canadian Securities Laws. The Company it is not in material default of any requirement of such legislation and is in all material respects in compliance with the by-laws, rules and regulations of the Toronto Stock Exchange (“TSX”).

(e)                                  Short Form Eligibility. The Company is eligible to file a prospectus in the form of a short form prospectus under NI 44-101.

(f)                                    Ineligible Issuer. The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the SEC in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the SEC or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the U.S. Prospectus or the U.S. Preliminary Prospectus. Except for the free writing prospectuses, if any, identified in Schedule “B”  hereto, and electronic Road Shows, if any, furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without the Lead Underwriters’ prior consent, prepare, use or refer to, any free writing prospectus.

(g)                                 Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Prospectuses, when they were filed with the Canadian Commissions in each of the Qualifying Jurisdictions, conformed in all material respects to the requirements of the Canadian Securities Laws; and any further documents to be incorporated by reference in the Prospectuses subsequent to the effectiveness of the Registration Statement and prior to the completion of the distribution of the Shares, when such documents are so filed, will conform in all material respects to the applicable requirements of the Canadian Securities Laws, and will not contain a misrepresentation within the meaning of Canadian Securities Laws or an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)                                 Reports and Documents, etc. There are no reports or information that in accordance with the requirements of the Canadian Securities Laws must be made publicly available in connection with the offering of the Shares that have not been made publicly available as required. There are no documents required to be filed with the Canadian Commissions in the Qualifying Jurisdictions in connection with the Canadian Preliminary Prospectus, the Canadian Prospectus and the Canadian Supplemented Prospectus that have not been filed as required pursuant to the Canadian Securities Laws. There are no contracts or other documents required to be described in the Canadian Prospectus or the Canadian Supplemented Prospectus which have not been described or filed as required pursuant to the Canadian Securities Laws.

(i)                                     Liabilities. Neither the Company nor any Subsidiary (as defined below) has any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Financial Statements or referred to or disclosed herein, other than liabilities, obligations, or indebtedness or commitments (i) incurred in the normal course of business, or (ii) which would not have a Material Adverse Change (as defined below).

(j)                                     Offering Materials Furnished to Underwriters. The Company has delivered to each of the Lead Underwriters one complete manually signed copy of the Registration Statement, each amendment thereto and each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement and each amendment thereto, the Preliminary Prospectuses, the Time of Sale Prospectus, the Canadian Prospectus and the U.S. Prospectus, as amended or supplemented, and any free writing prospectus reviewed and consented to by the Lead Underwriters, in such quantities and at such places as the Lead Underwriters have reasonably requested for each of the Underwriters.

(k)                                  Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the Over-Allotment Option granted to the Underwriters and (ii) the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectuses, the Time of Sale Prospectus, the Canadian Prospectus, the U.S. Prospectus, any free writing prospectus reviewed and consented to by the Lead Underwriters on behalf of the Underwriters, or the Registration Statement.

(l)                                     The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(m)                               No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries (as defined below), considered as one entity (any such change is called a “Material Adverse Change”), (ii) the Company and its Subsidiaries considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, any of its

Subsidiaries on any class of share capital or repurchase or redemption by the Company or any of its Subsidiaries of any class of share capital. Except as would not, individually or in the aggregate, have a Material Adverse Change, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts, agreements or customer relationships referred to or described in the Registration Statement, the Preliminary Prospectuses, the Prospectuses or any free writing prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document.

(n)                                 Independent Accountants. Ernst & Young LLP, who have delivered their report with respect to the Financial Statements (as defined below and which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the SEC as a part of the Registration Statement and included in the Preliminary Prospectuses, the Time of Sale Prospectus, the Canadian Prospectus and the U.S. Prospectus (each, an “Applicable Prospectus” and collectively, the “Applicable Prospectuses”), are (i) independent public, certified public or chartered accountants as required by the Securities Act, the Exchange Act and applicable Canadian Securities Laws, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. There has not been any “reportable event” (as that term is defined in National Instrument 51-102 Continuous Disclosure Obligations of the Canadian Securities Administrators) with Ernst & Young LLP or any other prior auditor of the Company or any of its Subsidiaries.

(o)                                 Preparation of the Financial Statements. The Financial Statements (as defined below) filed with the SEC as a part of the Registration Statement or included or incorporated by reference in the Preliminary Prospectuses, the Time of Sale Prospectus and the Prospectuses present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries (as defined below) as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein. Such Financial Statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in Canada (“Canadian GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The Company’s consolidated balance sheets as at February 28, 2009 and February 29, 2008 and its consolidated statements of operations, comprehensive loss and deficit and consolidated statements of cash flows for the years ended February 28, 2009 and February 29, 2008 as amended, including the auditor’s report thereon dated April 17, 2009 (except as to note

20 which is as of August 25, 2009), the consolidated unaudited interim financial statements for the three month periods ended May 31, 2009 and May 31, 2008 including the notes thereto, as amended, and the consolidated unaudited interim financial statements for the three and six months ended August 31, 2009 including the notes thereto (collectively, the “Financial Statements”), included in the Registration Statement, the Preliminary Prospectuses (excluding the consolidated unaudited interim financial statements for the three and six months ended August 31, 2009 including the notes thereto), the Time of Sale Prospectus and the Prospectuses have been reconciled to generally accepted accounting principles in the United States (“U.S. GAAP”) in accordance with Item 18 of Form 20-F under the Exchange Act. No other financial statements or supporting schedules are required by the Securities Act or the Canadian Securities Laws to be included in the Registration Statement, the Preliminary Prospectuses or the Prospectuses. The financial data set forth in the Prospectuses under the captions “Prospectus Summary - Summary Consolidated Financial Information,” “Selected Consolidated Financial Information” and “Consolidated Capitalization” fairly present, in all material respects, the information set forth therein on a basis consistent with that of the Financial Statements contained in the Registration Statement, the Preliminary Prospectuses and the Prospectuses. To the knowledge of the Company, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the Financial Statements, supporting schedules or other financial data filed with the SEC as a part of the Registration Statement and included in any Applicable Prospectus.

(p)                                 Tax Disclosure. The statements set forth in the Registration Statement, the Preliminary Prospectuses or the Prospectuses under the captions “Certain United States Federal Income Tax Considerations for U.S. Holders,” “Certain Canadian Federal Income Tax Considerations for Non-Residents of Canada” and “Eligibility for Investment” constitute accurate and complete summaries of the matters discussed therein in all material respects.

(q)                                 Company’s Accounting System. Each of the Company and its Subsidiaries (as defined below) makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, whether written, oral or implied, (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with Canadian GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, whether written, oral or implied, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. No material weakness has been identified in the

Company’s internal controls over financial reporting (whether or not remediated) and, except as set forth in each Applicable Prospectus, since May 31, 2009, there has been no change in the Company’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

(r)                                    Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries listed on Schedule “C” (collectively, the “Subsidiaries”), has been duly incorporated or organized, as the case may be, and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in each Applicable Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement and each of the Company and its Subsidiaries is duly qualified as a corporation, foreign corporation, extra-provincial corporation, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital shares or other equity or ownership interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim, except for security interests registered in favour of the Company’s principal banker, Comerica Bank, to secure the operating credit facility described in the Applicable Prospectuses under the caption “Management’s Discussion & Analysis of Financial Condition and Results of Operations.” No person has any agreement, option, warrant, conversion right, other right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement with the Company or its Subsidiaries for the purchase, subscription for or issuance of any of the issued or unissued securities of the Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than as disclosed in Schedule “C”.

(s)                                  Minute Books. The corporate records and minute books of each of the Company and its Subsidiaries contain, in all material respects, complete and accurate minutes of all meetings of the directors and shareholders of the Company and its Subsidiaries held since incorporation, and originals or copies of all resolutions and by-laws duly passed or confirmed by the directors or shareholders of the Company and its Subsidiaries other than at a meeting.

(t)                                    Capitalization and Other Share Capital Matters. The authorized, issued and outstanding share capital of the Company is as set forth in each Applicable

Prospectus under the captions “Consolidated Capitalization” and “Description of Securities Being Distributed” (other than for subsequent issuances, if any, pursuant to the Company’s Equity Compensation Plans (as defined below) described in each Applicable Prospectus or upon the exercise of outstanding options or warrants described in each Applicable Prospectus under the caption “Options and Warrants to Purchase Securities”). The Treasury Shares (including the Shares) conform in all material respects to the description thereof contained in each Applicable Prospectus. All of the issued and outstanding Treasury Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with all applicable United States and Canadian Securities Laws. None of the outstanding Treasury Shares were issued in violation of any pre-emptive rights, resale right, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company created by law or the Company. The Treasury Shares and Additional Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company as provided herein, will be validly issued, fully paid and non-assessable, and the issuance and sale of the Offered Shares is not subject to any pre-emptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Shares created by law or the Company. The Treasury Shares and Additional Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party.

(u)                                 No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered or qualified for sale under the Registration Statement or the Canadian Prospectus or included in the offering contemplated by this Agreement.

(v)                                 Options and Warrants to Purchase Securities. There are no authorized or outstanding options, warrants, pre-emptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any Treasury Shares of the Company or any of its Subsidiaries other than those accurately and fairly presented in all material respects in each Applicable Prospectus under the captions “Options and Warrants to Purchase Securities” and “Description of Securities Being Distributed”.

(w)                               Equity Compensation Plans and Shareholder Rights Plan. The description of the Company’s employee share purchase plan, the fourth amended and restated key employee stock option/stock issuance plan (collectively, the “Equity Compensation Plans”) and the options or other rights granted thereunder together with the Company’s shareholder rights plan agreement dated January 29, 2009, as set forth in each Applicable Prospectus under the captions “Description of Securities Being Distributed” and “Options and Warrants to Purchase Securities” accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(x)                                   Pension, Benefit Plans etc. Other than the Equity Compensation Plans and health, dental and group life insurance benefits for the employees of the Company and its Subsidiaries, there are no benefit plans relating to the employees of the Company, including profit sharing, pension or other deferred compensation arrangements, retirement, health or insurance plans (oral or written), other than the Canada Pension Plan, the Ontario Health Insurance Plan and other similar health plans established and administered by any other provincial workers’ compensation insurance provided pursuant to statute.

(y)                                 Forward-Looking Information or Statements and Revenue Guidance. (i) Any “forward-looking information” (within the meaning of the Canadian Securities Laws) and each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Preliminary Prospectuses, the Prospectuses and the free writing prospectuses, if any, has been made or reaffirmed with a reasonable basis and in good faith; (ii) the information contained in the Company’s unaudited interim consolidated financial statements for the three and six months ended August 31, 2009, including the accompanying notes thereto and management’s discussion and analysis of consolidated results of operations and financial condition dated October 8, 2009 covering the same periods, was true and correct when published by the Company and when filed by the Company as a free writing prospectus under Rule 433 of the Securities Act, and will be true and correct as of the First Closing Date and each Option Closing Date; (iii) the information contained in the Company’s press release dated October 8, 2009 announcing fiscal second quarter 2010 financial results for the period ending August 31, 2009, except for the forward-looking revenue guidance contained in paragraph 6 of the press release, was true and correct when published by the Company and when filed by the Company as a free writing prospectus under Rule 433 of the Securities Act, and will be true and correct as of the First Closing Date and each Option Closing Date; (iv) the forward-looking revenue guidance contained in paragraph 6 of the Company’s press release dated October 8, 2009 announcing fiscal second quarter 2010 financial results for the period ending August 31, 2009 was made with a reasonable basis and a reasonable belief as to its accuracy when published by the Company and when filed by the Company as a free writing prospectus under Rule 433 of the Securities Act, and will continue to have a reasonable basis and to be the reasonable belief of the Company as of the First Closing Date and each Option Closing Date; (v) the information contained in the Company’s script and presentation slides accompanying its conference call to announce its fiscal second quarter 2010 financial results for the period ending August 31,

2009, except for the forward-looking revenue guidance contained in such materials, was true and correct when published by the Company and when filed by the Company as a free writing prospectus under Rule 433 of the Securities Act, and will be true and correct as of the First Closing Date and each Option Closing Date; and (vi) the forward- looking information contained in the Company’s script and presentation slides accompanying its conference call to announce its fiscal second quarter 2010 financial results for the period ending August 31, 2009, was made with a reasonable basis and a reasonable belief as to its accuracy when published by the Company and when filed by the Company as a free writing prospectus under Rule 433 of the Securities Act, and will continue to have a reasonable basis and to be the reasonable belief of the Company as of the First Closing Date and each Option Closing Date.

(z)                                   Stock Exchange Listings. The Company’s outstanding common shares and the Shares are duly listed, and authorized for quotation, subject to official notice of issuance, on the NASDAQ Global Market (“NASDAQ”). The Company’s outstanding common shares are listed and posted for trading on the TSX under the symbol “DWI”. The Treasury Shares and the Additional Shares have been conditionally approved for listing and for trading on the TSX, subject to satisfaction by the Company of the conditions imposed by the TSX; subject to the foregoing, all acts have been taken and all documents have been filed under the Canadian Securities Laws and TSX and the NASDAQ rules (except post-closing matters) to enable the Shares to trade on the TSX and NASDAQ.

(aa)                            Share Certificates. The certificates for the Shares are in due and proper form and conform to the requirements of the Canada Business Corporations Act, the articles of incorporation of the Company and applicable requirements of the TSX, NASDAQ and the DTC or have been otherwise approved by the TSX, NASDAQ and the DTC.

(bb)                          Directors and Officers. None of the directors or officers of the Company are now, or have ever been, subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange.

(cc)                            Executive Compensation. The directors and senior officers of the Company are as disclosed in the Registration Statement, the Preliminary Prospectuses, the Prospectuses and the free writing prospectuses, and the information therein relating to their compensation under the caption “Executive Compensation” is accurate as at the dates for which it is given.

(dd)                          Transfer Agent. Computershare Investor Services Inc. has been duly appointed as registrar and transfer agent for the Shares.

(ee)                            Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational document, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, guarantee, material customer contract or material supplier contract to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, guarantee, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its Subsidiaries), or to which any of the property or assets of the Company or any of its Subsidiaries is subject (each, an “Existing Material Instrument”). Neither the Company nor any of its Subsidiaries is in Default under any other contract to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound (each, an “Existing Other Instrument”, collectively with the Existing Material Instruments, the “Existing Instruments”), except for such Default as would, individually or in the aggregate, not reasonably be expected to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and by each Applicable Prospectus and the issuance and sale of the Treasury Shares and the Additional Shares (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or the by-laws, partnership agreement or operating agreement or similar organizational document of the Company or any Subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and by each Applicable Prospectus, except such as have been obtained or made or, as contemplated by this Agreement, will be obtained or made, by the Company and are in full force and effect under the Securities Act, applicable Canadian Securities Laws, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(ff)                                No Material Actions or Proceedings. There are no legal or governmental actions, actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated (i) against or affecting the Company or any of its Subsidiaries, (ii) which have as the subject thereof any officer or director (in his or her capacity as such) of, or property owned or leased by, the Company or any of its Subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such Subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or materially and adversely affect the consummation of the transactions contemplated by this Agreement and (C) any such action, suit or proceeding is or would be material in the context of the sale of the Treasury Shares and the Additional Shares. No material labour dispute with the employees or independent contractors of the Company or any of its Subsidiaries, or to the Company’s knowledge, with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the best of the Company’s knowledge, is threatened or imminent. Except as set forth in each Applicable Prospectus, the Company has not been party to any material affiliated-party transactions or any off-balance sheet arrangement (as defined in General Instruction B.(11) of Form 40-F) during the most recent three fiscal years.

(gg)                          Trade Union, etc. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the Company’s employees by way of certification, interim certification, voluntary recognition, designation or successor rights under the Ontario Labour Code or any similar legislation.

(hh)                          Employment Standards, Human Rights Legislation. There are no complaints against the Company before any government employment standards branch, tribunal or human rights tribunal, nor, to the knowledge of the Company, are there any threatened complaints or any occurrence that may reasonably be expected to lead to a complaint under any human rights legislation or employment standards legislation. There are no outstanding decisions or settlements or pending settlements under any employment standards legislation that place any obligation upon the Company to do or to refrain from doing any act. The Company is not delinquent in any material respect in payments to any of its employees, consultants or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any service performed for it or amounts required to be reimbursed to such employees, consultants or independent contractors, and all such amounts have been properly accrued in the books and records of the

Company. The Company has complied in all material respects with all applicable laws related to employment, including those related to wages, hours and the payment and withholding of taxes and other sums as required by law.

(ii)                                  Proposed Acquisition. There are no material agreements, contracts, arrangements or understandings (written or oral) with any persons relating to the acquisition or proposed acquisition by the Company or its Subsidiaries of any material interest in any business (or part of a business) or corporation, nor are there any other specific contracts or agreements (written or oral) in respect of any such matters in contemplation.

(jj)                                  Intellectual Property Rights. The Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to, or has a valid and enforceable right to use pursuant to a written license, all trademarks, trade names, service marks, patents, patent applications, other patent rights, copyrights, domain names, software, inventions, processes, databases, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar intellectual property rights, whether registered or unregistered and in any jurisdiction (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their respective businesses as now conducted, free and clear of all liens and encumbrances. To the Company’s knowledge, the Company and each of its Subsidiaries’ businesses as now conducted does not infringe, conflict with or otherwise violate any Intellectual Property Rights of others, and neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, or any facts or circumstances which would reasonably be expected to render any Intellectual Property Rights invalid or inadequate to protect the interest of the Company or its Subsidiaries therein. To the Company’s knowledge, there is no infringement by third parties of any Intellectual Property Rights owned by the Company or any of its Subsidiaries. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim relating to Intellectual Property Rights owned by the Company or any of its Subsidiaries. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Canadian Prospectus and the U.S. Prospectus and are not described therein (the Time of Sale Prospectus contains in all material respects the same description of the matters set forth in the preceding sentence contained in the Canadian Prospectus and the U.S. Prospectus). To the Company’s knowledge, all licenses for Intellectual Property Rights owned or used by the Company or any of its Subsidiaries and to which the Company or any of its Subsidiaries are a party are valid, binding upon and enforceable by or against the parties thereto in accordance with their terms.  None of the technology employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries or, to the Company’s knowledge, any of its or its Subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any third party. Except with respect to provisional patent applications, all assignments from inventors to the Company have been obtained and filed with the appropriate patent offices for all of the Company’s patent applications. The Company and each of its Subsidiaries has taken all commercially reasonable steps to protect, maintain and safeguard each of their respective rights in all Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements.

(kk)                            All Necessary Permits, etc. Each of the Company and its Subsidiaries possesses such valid and current certificates, authorizations or permits issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies reasonably necessary to conduct its business, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, result in a Material Adverse Change, and neither the Company nor any of its Subsidiaries has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non—compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

(ll)                                  Title to Properties. The Company and each of its Subsidiaries has good and marketable title to all property and other assets reflected as owned in the Financial Statements incorporated by reference in each Applicable Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary, other than the security interest over all of the present and after-acquired personal property of the Company and/or its Subsidiaries granted to the Company’s principal banker, Comerica Bank, to secure the operating credit facility described in the Applicable Prospectuses under the caption “Management’s Discussion & Analysis of Financial Condition and Results of Operations.” The real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Subsidiary.

(mm)                      Tax Law Compliance. The Company and its consolidated Subsidiaries have filed all necessary United States federal, Canadian federal and all other foreign, provincial, state, local or other income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings, except for such failure to pay as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the Financial Statements incorporated by reference in each Applicable Prospectus in respect of all United States federal, Canadian federal, state, provincial and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated Subsidiaries has not been finally determined.

(nn)                          Company is not an “Investment Company”. The Company has been advised of the rules and requirements under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and will not be, either at the time of receipt of payment for the Treasury Shares and the Additional Shares, as applicable, or after the application of the proceeds therefrom as described under the caption “Use of Proceeds” in each Applicable Prospectus, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(oo)                          Company is not a “Passive Foreign Investment Company”. As of the date hereof, the Company believes, after due inquiry, that it will not constitute a “passive foreign investment company,” as such term is defined in the Internal Revenue Code of 1986, as amended (the “Code”) for its current taxable year ending February 28, 2009 and for its subsequent taxable year ending February 28, 2010.

(pp)                          Company is not a “Controlled Foreign Corporation”. As of the date hereof, the Company is not a “controlled foreign corporation,” as such term is defined in the Code, and does not expect to become a controlled foreign corporation.

(qq)                          Insurance. Each of the Company and its Subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its material Subsidiaries for product liability claims. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied in the past two years.

(rr)                                No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, nor will the Company take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Treasury Shares, as applicable, or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Treasury Shares, as applicable, or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(ss)                            Due Diligence. The information supplied by the Company to the Underwriters and the Underwriters’ counsel in connection with the due diligence conducted by them, including information provided at due diligence sessions, was true and accurate in all material respects and not misleading and all expressions of opinion and expectation therein contained are honestly and fairly based and such replies have been prepared or approved by persons that would reasonably be expected to have appropriate knowledge and responsibility to enable them properly to provide such replies and all such replies have been given in good faith.

(tt)                                Officers’ Certificates. The information contained in the officers’ certificates rendered to the Underwriters by any officer(s) of the Company in compliance with the Company’s obligations to the Underwriters under this Agreement are true and accurate and not misleading and all expressions of opinion, intention or expectation contained in them are honestly and fairly based and no material fact has been omitted.

(uu)                          Working Capital. Taking into account the available working capital and the net proceeds receivable by the Company following the sale of the Treasury Shares and the Additional Shares, as applicable, the Company has sufficient working capital for its present requirements that is for a period of at least 12 months from the date of the Preliminary Prospectuses.

(vv)                          Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in each Applicable Prospectus which have not been described as required under the caption “Interests of Management and Others in Certain Transactions” (the Time of Sale Prospectus contains in all material respects the same description of the matters set forth in the preceding sentence contained in the Prospectuses).

(ww)                      FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Conduct Rule 5110 or 5120 is true, complete and correct in all material respects.

(xx)                              Parties to Lock-Up Agreements.  Each of the Company’s directors and officers and each of the other persons and entities listed on Exhibit “D” has executed and delivered to the Lead Underwriters a lock-up agreement in the form of Exhibit “E” hereto. If any additional persons shall become directors or officers of the Company prior to the end of the Lock-up Period (as defined in Section 5(m)), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or officer of the Company, to execute and deliver to the Lead Underwriters an agreement in the form attached hereto at Exhibit “E”.

(yy)                          Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Registration Statement and each Applicable Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(zz)                              No Unlawful Contributions or Other Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, provincial, state, local, municipal or foreign office, or failed to disclose fully any contribution, in violation of any law, or made any payment to any foreign, Canadian, United States or provincial or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by applicable laws.

(aaa)                      Compliance with Environmental Laws. Except as described in each Applicable Prospectus and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials

(collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(bbb)                   Brokers. Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.

(ccc)                      No Outstanding Loans or Other Extensions of Credit. Neither the Company nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any shareholder, director or executive officer (or equivalent thereof) of the Company and/or such Subsidiary except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act, and no loan made prior to the enactment of Section 13(k) remains outstanding.

(ddd)                   Compliance with Laws. The Company has not been advised, and has no reason to believe, that it or any of its Subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(eee)                      Dividend Restrictions. Except (i) as disclosed in each Applicable Prospectus under the caption “Dividend Policy,”(ii) as may be restricted by applicable law or (iii) as may be restricted by the operating credit facility between the Company and Comerica Bank including any security interests granted by the Company and/or its Subsidiaries registered in favour of Comerica Bank, to secure the operating credit facility described in the Applicable Prospectuses under the caption “Management’s Discussion & Analysis of Financial Condition and Results of Operations,” no Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary.

(fff)                            Foreign Corrupt Practices Acts. Neither the Company nor any of its Subsidiaries, directors or officers, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977 (United States), as amended, and the rules and regulations thereunder (the “FCPA”), and the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”) including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any “foreign public official” (as such term is defined in the CFPOA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the CFPOA; and the Company and its Subsidiaries and, to the knowledge of the Company, the Company’s affiliates will monitor their respective businesses to ensure compliance with the FCPA and the CFPOA, as applicable, and, if violations of the FCPA or the CFPOA are found, will take remedial action to remedy such violations.

(ggg)                   Money Laundering Laws. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with all material applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 (United States), as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hhh)                   OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.

(iii)                               Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal controls over financial reporting” within the meaning of such terms under Multilateral Instrument 52-109 - Certification of Disclosure in Issuers’ Annual and Interim Filings of the Canadian Securities Administrators and is in compliance with the certification requirements thereof with respect to the Company’s annual and interim filings with Canadian securities regulators. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act. The Company has established and maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with Canadian GAAP. The Company is not aware of any material weaknesses in its internal control over financial reporting.

(jjj)                               Audit Committee. The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of Multilateral Instrument 52-110 — Audit Committees of the Canadian Securities Administrators (“MI 52-110”), Rule 10A-3 under the Exchange Act and the NASDAQ marketplace rules. The audit committee of the Company operates in accordance with all material requirements of MI 52-110 and has adopted a charter that satisfies the Exchange Act and the NASDAQ marketplace rules.

(kkk)                      U.S. Underwriter. No withholding tax imposed under the federal laws of Canada or the laws of the Province of Ontario will be payable in respect of the payment of any fee as contemplated by this Agreement to an Underwriter that, for purposes of the Income Tax Act (Canada) (the “Act”)  is not resident in Canada (nor deemed to be resident in Canada) and does not carry on business in Canada, but is resident in the United States for purposes of the Canada — United States Income Tax Convention (the “Convention”) or if a partnership, all the members of which are not resident in Canada for purposes of the Act but are resident in the United States for purposes of the Convention, (a “U.S. Underwriter”), provided that (i) such U.S. Underwriter deals at arm’s length with the Company, (ii) that any such fee is payable in respect of services rendered by or on behalf of such U.S. Underwriter wholly outside of Canada that are performed by such U.S. Underwriter in the ordinary course of business carried on by it that includes the performance of such services for a fee, and (iii) any such amount is reasonable in the circumstances. No goods and services tax imposed under the federal laws of Canada will be collectible by a U.S. Underwriter in respect of the payment of any fee as contemplated by this Agreement to any U.S. Underwriter, provided that any such fee is payable in respect of services performed by such U.S. Underwriter wholly outside of Canada.

In this Agreement, a reference to “knowledge” of the Company, means the knowledge of the executive officers of the Company after reasonable inquiry.

Any certificate signed by any officer on behalf of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 4               Representations and Warranties of the Selling Shareholders.

Each Selling Shareholder severally and not jointly represents and warrants to the Underwriters, as of the date of this Agreement and as of the First Closing Date, and covenants with each Underwriter, as follows:

(a)                                  Compliance with Canadian and United States Securities Laws. At the respective times of delivery and, in the case of the Registration Statement, the Preliminary Prospectuses, the Time of Sale Prospectus, any free writing prospectus, the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto), at the First Closing Date, all information relating solely to such Selling Shareholder contained in any of such documents is true and correct in all material respects, contains full, true and plain disclosure of all material facts relating to the Secondary Shares, and did not at the respective dates thereof, and will not at the First Closing Date, contain a misrepresentation within the meaning of Canadian Securities Laws or an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading relating to the information set out therein, and the Secondary Shares being sold by such Selling Shareholder.

(b)                                 Incorporation. If a corporation or partnership, such Selling Shareholder has been duly incorporated, amalgamated or organized and is validly subsisting under the laws of its jurisdiction of incorporation, amalgamation or organization, as applicable, and has all requisite power, authority, qualifications, permits and licences to own and sell the Secondary Shares being sold by such Selling Shareholder.

(c)                                  Authority.  Such Selling Shareholder has full legal right, power and authority to enter into this Agreement and, as applicable to such Selling Shareholder, the lock-up agreement in the form of Exhibit “E” hereto.

(d)                                 Authorization. This Agreement has been duly authorized, executed and delivered by such Selling Shareholder and constitutes a valid and binding obligation of such Selling Shareholder, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally, except as limited by the application of equitable principles when equitable remedies are sought and except to the extent that rights of indemnity, or contribution and waiver under this Agreement, and the ability to sever unenforceable terms, may be limited by applicable law.

(e)                                  Non-Contravention. Such Selling Shareholder is not in violation of, and the transactions contemplated by this Agreement including, as applicable to such Selling Shareholder, the lock-up agreement in the form of Exhibit “E” hereto, do not and will not result in a breach of, any of the provisions of: (i) its constating documents or by-laws or any applicable resolutions, (ii) any agreement or instrument to which it is a party or by which it is bound or (iii) any laws or regulations applicable to it, its business, operations or assets, except to the extent that such violation or such breach would not prevent it from completing the sale and delivery of the Secondary Shares to be sold and delivered by it as contemplated by this Agreement.

(f)                                    Filings. There is no requirement on the part of such Selling Shareholder to make any filings with, give any notice to, or obtain any consent (other than contained herein), approval, authorization, registration, or qualification of or with any governmental authority, stock exchange, securities regulatory authority or other regulatory authority or other third party in connection with the completion by such Selling Shareholder of the transactions contemplated by this Agreement.

(g)                                 Brokers. Except as provided in this Agreement, there is no person, firm or company which has been engaged by such Selling Shareholder to act for such Selling Shareholder and which is entitled to any brokerage or finder’s fee in connection with this Agreement or any of the transactions contemplated hereunder.

(h)                                 Sale and Delivery of the Secondary Shares. All actions required to be taken by or on behalf of such Selling Shareholder, including the passing of all requisite resolutions, so as to duly sell and deliver the Secondary Shares held by it have been taken. As of the First Closing Date and prior to delivery to the Underwriters, such Selling Shareholder will be the registered holder and beneficial owner of the Secondary Shares sold and delivered by it to the Underwriters pursuant to this Agreement. As of the date hereof, no person

(except the Underwriters) has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase of any of the Secondary Shares owned by such Selling Shareholder. As of the First Closing Date, such Selling Shareholder will have valid and marketable title to the Secondary Shares sold and delivered by it pursuant to this Agreement free and clear of any lien, claim, security interest or other encumbrances, including without limitation, any escrow arrangement or other restrictions on transfer, other than those arising pursuant to this Agreement.

(i)                                     FINRA Questionnaire. If such Selling Shareholder was requested to complete a “FINRA Questionnaire,” the written response to such document provided by such Selling Shareholder to counsel for the Underwriters is true, correct and complete in all material respects.

Section 5                                             Certain Covenants of the Company.

The Company further covenants and agrees with each Underwriter as follows:

(a)                                  Delivery of Registration Statement, Time of Sale Prospectus and Prospectuses. The Company shall furnish and deliver to the Underwriters, in such cities as the Underwriters may reasonably and lawfully request without charge, as soon as practicable after the Registration Statement becomes effective (as to the U.S. Prospectus) or after the filing thereof (as to the Canadian Prospectus), and during the period mentioned in Section 5(e) or Section 5(f) below, as many commercial copies, or originally signed versions, of the Time of Sale Prospectus, the Canadian Prospectus, the U.S. Prospectus and any supplements and amendments thereto or to the Registration Statement as the Lead Underwriters on behalf of the Underwriters may reasonably request for the purposes contemplated by the Securities Act and the Canadian Securities Laws.

(b)                                 Lead Underwriters’ Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement, the Preliminary Prospectuses, the Time of Sale Prospectus, the Canadian Prospectus or the U.S. Prospectus (including any amendment or supplement through incorporation by reference of any document), the Company shall furnish to each of the Lead Underwriters for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Lead Underwriters’ consent, which shall not be unreasonably delayed, conditioned or withheld.

(c)                                  Free Writing Prospectuses. The Company shall furnish to each of the Lead Underwriters for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Lead Underwriters’ consent, which shall not be unreasonably delayed, conditioned or withheld. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by, the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d) under the Securities Act) to be delivered in connection with sales of the Shares (but in any event at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to each of the Lead Underwriters for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Lead Underwriters’ consent, which shall not be unreasonably delayed, conditioned or withheld.

(d)                                 Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the SEC pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                                  Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the U.S. Prospectus or Canadian Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include a misrepresentation within the meaning of Canadian Securities Laws or an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Section 5(b) and Section 5(c)) forthwith prepare, file with the SEC and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act and the Canadian Securities Laws.

(f)                                    Securities Act Compliance. The Company will prepare the Canadian Supplemented Prospectus and the U.S. Supplemented Prospectus in a form approved by the Lead Underwriters and (i) will file the Canadian Supplemented Prospectus with the Principal Regulator in accordance with the PREP Procedures not later than the Principal Regulator’s close of business on the second business day following the execution and delivery of this Agreement, and (ii) will file such U.S. Supplemented Prospectus with the SEC not later than the SEC’s close of business on the first business day following the day on which the filing of the Canadian Supplemented Prospectus is made with the Principal Regulator. After the date of this Agreement, the Company shall promptly advise the Lead Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information or other communication from, any Canadian Commission or the SEC with respect to the Canadian Prospectus or the Registration Statement, (ii) of any request by any Canadian Commission to amend or supplement the Canadian Prospectus or for additional information or of any request by the SEC to amend the Registration Statement or to amend or supplement the U.S. Prospectus or for additional information, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectuses, the Time of Sale Prospectus, any free writing prospectus or the Prospectuses, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (v) of the issuance by the SEC or any Canadian Commission, as applicable, of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any document incorporated by reference in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus or any amendment or supplement thereto or any order preventing or suspending the use of the Preliminary Prospectus, the Time of

Sale Prospectus, any free writing prospectus, the U.S. Prospectus or the Canadian Prospectus or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, or the suspension of the qualification of the Shares for sale in any jurisdiction, or of any proceedings to remove, suspend or terminate from listing or quotation the Company’s outstanding common shares and the Shares from the TSX or NASDAQ, or of the threatening or initiation of any proceedings for any of such purposes, and (vi) of the issuance by any Canadian Commission of any order having the effect of ceasing or suspending the distribution of the Shares, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. If the SEC or any Canadian Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment.

(g)                                 Amendments and Supplements to the Prospectuses and Other Securities Act Matters. The Company will comply with the Securities Act, the Exchange Act and the Canadian Securities Laws so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectuses. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectuses so that the Prospectuses do not include a misrepresentation within the meaning of Canadian Securities Laws or an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the U.S. Prospectus or the Canadian Prospectus is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Lead Underwriters or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectuses to comply with applicable law, including the Securities Act and the Canadian Securities Laws, the Company agrees (subject to Section 5(b) and Section 5(c)) to promptly prepare, file with the SEC and the Canadian Commissions and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectuses so that the statements in the Prospectuses as so amended or supplemented will not include a misrepresentation within the meaning of Canadian Securities Laws or an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the U.S. Prospectus or the Canadian Prospectus is delivered to a purchaser, not be misleading or so that the Prospectuses, as amended or supplemented, will comply with applicable law, including the Securities Act and the Canadian Securities Laws, as applicable. Neither the Lead Underwriters’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 5(b) or Section 5(c).

(h)                                 Blue Sky Compliance. The Company shall cooperate with the Lead Underwriters and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) United States state securities or blue sky laws or the laws of the Qualifying

Jurisdictions or other foreign laws of jurisdictions designated by the Lead Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any jurisdiction in which it is not presently qualified or where it would be subject to taxation as a foreign corporation (except service of process with respect to the offering and sale of the Shares). The Company will advise the Lead Underwriters promptly of the suspension of the qualification or registration of (or any exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)                                     Use of Proceeds. The Company shall apply the net proceeds from the sale of the Treasury Shares and the Additional Shares sold by it in the manner described under the caption “Use of Proceeds” in each Applicable Prospectus.

(j)                                     Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares both in Canada and the United States.

(k)                                  Earnings Statement. As soon as practicable, but in any event no later than eighteen months after the date of this Agreement, the Company will make generally available to its security holders and to the Lead Underwriters an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

(l)                                     Periodic Reporting Obligations. The Company shall file, on a timely basis, with the SEC and NASDAQ all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Treasury Shares and the Additional Shares as may be required under Rule 463 under the Securities Act, if applicable.

(m)                               Agreement Not to Issue, Offer or Sell Additional Shares. During the period commencing on and including the date hereof and ending on and including January 25, 2010 (the “Lock-up Period”), the Company will not, without the prior written consent of the Lead Underwriters (which consent may be withheld at the sole discretion of the Lead Underwriters), (i) issue, offer, sell (including, without limitation, any short sale), contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of or transfer, directly or indirectly, or establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position”

within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, with respect to, any common shares, or any securities convertible into or exchangeable or exercisable for, or warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Securities Act (other than on Form F-4 and Form S-8, subject to the restrictions set forth below), or to file a prospectus under the Canadian Securities Laws, relating to the offer and sale of any common shares or securities convertible into or exercisable or exchangeable for common shares or other rights to purchase common shares or any other securities of the Company that are substantially similar to common shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common shares or any other securities of the Company that are substantially similar to common shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of common shares or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares under the Securities Act, the filing of each Applicable Prospectus under the Canadian Securities Laws relating to the sale of the Shares and the sales of the Shares to the Underwriters pursuant to this Agreement, (B) issuances of common shares upon the exercise of options or warrants disclosed as outstanding in each Applicable Prospectus under the caption “Options and Warrants to Purchase Securities,”(C) the issuance of stock options not exercisable during the Lock-up Period and the issuance of common shares pursuant to the Company’s Equity Compensation Plans described in each Applicable Prospectus under the captions “Options and Warrants to Purchase Securities” and “Executive Compensation” as the same may be amended from time to time, (D) the issuance of rights and common shares issuable on the exercise thereof in connection with the Company’s shareholder rights plan agreement dated January 29, 2009, as the same may be amended from time to time, or (E) any issuance of common shares or other securities pursuant to any arm’s length property or share acquisition or in connection with any business combination, merger, plan of arrangement, take-over or similar transaction that results in a change of control of the Company, provided that notice of any such issue is provided to the Lead Underwriters.

(n)                                 Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Treasury Shares and Additional Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.

(o)                                 No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Treasury Shares or any other reference security, whether to facilitate the sale or resale of the Treasury Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Treasury Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Lead Underwriters (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the SEC) did apply.

(p)                                 Lock-Up Agreements. During the Lock-up Period, the Company will enforce the “lock up” agreements entered into by the Company’s directors, officers, and certain security holders with the Lead Underwriters pursuant to Section 7(n). In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by the “lock-up” agreements for the duration of the Lock-up Period.

(q)                                 Press Releases/Announcements. Prior to the First Closing Date, the Company shall not, without the Lead Underwriters’ prior consent, which shall not be unreasonably delayed, conditioned or withheld, issue any press releases or other communications directly or indirectly and shall not hold any press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or with respect to the offering of the Shares. Prior to the Option Closing Date, the Company shall not, without the Lead Underwriters’ prior consent, which shall not be unreasonably delayed, conditioned or withheld, issue any press releases or other communications containing previously undisclosed material information regarding the Company or its financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or with respect to the offering of the Shares. The Company shall use all reasonable endeavours to procure that employees of the Company and its Subsidiaries and advisers to the Company observe the restriction set out herein as if they were parties thereto. Notwithstanding the foregoing, nothing contained in this subsection shall prevent the Company from issuing a press release forthwith in the event that the Company’s counsel advises that it is necessary in order to comply with securities laws or the rules or requirements of the TSX or NASDAQ.

The Lead Underwriters, on behalf of the Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 6                                             Payment of Expenses.

Whether or not the purchase and sale of the Shares pursuant to this Agreement is completed, the Company will pay all costs, expenses, fees and taxes incurred in connection with the purchase, sale and delivery of the Shares (other than taxes incurred by the Underwriters) and the performance of its obligations hereunder and in connection with the transactions contemplated hereby (including all expenses incurred by the Selling Shareholders), including without limitation, the following:

(a)                                  the preparation and filing of the Registration Statement (including the Financial Statements, exhibits, schedules, consents and certificates of experts), the Form F-X, the Time of Sale Prospectus, the Prospectuses, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and the Preliminary Prospectuses and any amendments or supplements thereto, including the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment);

(b)                                 the registration, issue, sale and delivery of the Shares, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters;

(c)                                  the producing, word processing and/or printing of this Agreement, any agreement among Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment);

(d)                                 all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the United States state securities or blue sky laws or the provincial securities laws of Canada or any other foreign laws, and, if reasonably requested by the Lead Underwriters, preparing, printing and furnishing copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, or other memorandum and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions;

(e)                                  all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors;

(f)                                    the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters;

(g)                                 the fees and expenses associated with the listing of the Treasury Shares and the Additional Shares on the TSX or qualification of the Company’s outstanding common shares including the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act;

(h)                                 any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters;

(i)                                     the fees and disbursements of any transfer agent or registrar for the Shares;

(j)                                     the reasonable costs and expenses of the Underwriters relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces;

(k)                                  the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of DTC; and

(l)                                     the performance of the Company’s other obligations hereunder;

including Canadian federal goods and services tax and provincial sales tax eligible in respect of any of the foregoing; provided, however, that the aggregate reimbursement under Section 6(f) and Section 6(j) above shall be limited to a maximum of Cdn$350,000 (exclusive of taxes and disbursements). All such expenses incurred by or on behalf of the Underwriters may be deducted from the gross proceeds at the First Closing Date (if reasonable invoices and/or an accounting of expenses is received by the Company at least three business days prior) unless and only to the extent the Company has objected to such invoice or accounting in good faith.

Section 7                                             Conditions to the Obligations of the Underwriters.

The obligations of the Underwriters to purchase and pay for the Shares as provided herein on the First Closing Date and, with respect to the Additional Shares, each Option Closing Date shall be subject to the accuracy of the representations and warranties in all material respects on the part of the Company and each of the Selling Shareholders set forth in Section 3 and Section 4 respectively as of the date hereof and as of the First Closing Date as though then made and, with respect to the Additional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations of the Company and each of the Selling Shareholders hereunder, and to each of the following additional conditions precedent:

(a)                                  Opinion and 10b-5 Statement of Canadian Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Underwriters shall have received an opinion and Rule 10b-5 negative assurance statement of Fraser Milner Casgrain LLP, Canadian counsel for the Company, addressed to the Underwriters and counsel to the Underwriters, and dated the First Closing Date and each Option Closing Date, as the case may be, and in form and substance reasonably satisfactory to counsel for the Underwriters, in the form set forth in Exhibit “A” hereto.

(b)                                 Opinion and 10b-5 Statement of United States Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Underwriters shall have received an opinion and Rule 10b-5 negative assurance statement of DLA Piper LLP (US), United States counsel for the Company, addressed to the Underwriters and counsel to the Underwriters, and dated the First Closing Date and each Option Closing Date, as the case may be, and in form and substance reasonably satisfactory to counsel for the Underwriters, in the form set forth in Exhibit “B” hereto.

(c)                                  Opinion and 10b-5 Statement of United States Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Underwriters shall have received an opinion and Rule 10b-5 negative assurance statement of Paul, Weiss, Rifkind, Wharton & Garrison LLP, United States counsel for the Underwriters, dated as of the First Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Lead Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(d)                                 Canadian Local Counsel Opinions. The Underwriters receiving favourable legal opinions of local Canadian counsel, addressed to the Underwriters and counsel to the Underwriters, dated as of the First Closing Date or the Option Closing Date, as the case may be, as to the qualification of the Shares for sale to the public and as to other matters governed by the laws of the jurisdictions in Canada which Fraser Milner Casgrain LLP is not qualified to practice, in each case in a form acceptable in all reasonable respects to counsel to the Underwriters.

(e)                                  Accountants’ Comfort Letters. The Lead Underwriters shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, (i) letters dated, respectively, the date of the Canadian Final Prospectus and the U.S. Final Prospectus and the date of this Agreement, and addressed to the Underwriters and the board of directors of the Company, in form and substance reasonably satisfactory to the Lead Underwriters, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters which letters shall cover with respect to the Financial Statements, including without limitation, certain financial and accounting disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectuses and the Supplemented Prospectuses, and (ii) confirming that they are (A) independent public, certified public or chartered accountants as required by the Securities Act, the Exchange Act and all Canadian Securities Laws and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(f)                                    Bring-down Comfort Letters. On each of the First Closing Date and each Option Closing Date, the Lead Underwriters shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, a letter dated such date, and addressed to the Underwriters and the board of directors of the Company, in form and substance reasonably satisfactory to the Lead Underwriters, to the effect that they reaffirm the statements made in the letters furnished by them pursuant to Section 7(e), except that the specified date referred to therein for the carrying out of procedures shall be no more than two business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be.

(g)                                 Company Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Additional Shares, each Option Closing Date:

(i)                                     the U.S. Prospectus shall have been filed with the SEC in the manner and within the time period required by the Securities Act, and the Canadian Prospectus shall have been filed with the Canadian Commissions in each of the Qualifying Jurisdictions and in accordance with the Canadian Securities Laws, and a receipt obtained therefor;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the SEC;

(iii)                               no order preventing or suspending the use of the Canadian Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any Canadian Commission or other securities regulatory authority in Canada;

(iv)                              no order, ruling, determination having the effect of suspending the issuance, sale, exercise or conversion or ceasing the trading of the common shares of the Company, including the Shares, or any other securities of the Company shall have been issued by any court, securities regulatory authority or stock exchange in Canada or the United States and no proceedings for that purpose shall have been instituted or shall be pending by any such court, securities regulatory authority or stock exchange;

(v)                                 the Canadian Supplemented Prospectus shall have been filed with the Canadian Commissions in each of the Qualifying Jurisdictions in accordance with the PREP Procedures and a U.S. Supplemented Prospectus shall have been filed with the SEC;

(vi)                              the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (a) none of the Preliminary Prospectuses or the Prospectuses, and no amendment or supplement thereto, shall include a misrepresentation within the meaning of Canadian Securities Laws or an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (b) no Time of Sale Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (c) none of the free writing prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(vii)                           all requests for additional information on the part of the SEC or any Canadian Commission shall have been complied with; and

(viii)                        FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(h)                                 No Material Adverse Change. For the period from the date of this Agreement and to and including the First Closing Date and, with respect to the Additional Shares, each Option Closing Date, in the sole judgment of the Lead Underwriters, there shall not have occurred any Material Adverse Change.

(i)                                     Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Underwriters shall have received a written certificate, addressed to the Underwriters and counsel to the Underwriters, executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, in each case, in such capacity and not in his personal capacity, dated as of the First Closing Date and each Option Closing Date, as applicable, to the effect that the conditions set forth in Section 7(g) have been met, and further to the effect that:

(i)                                     for the period from and including the date of this Agreement to and including such Closing Date, there has not occurred any Material Adverse Change;

(ii)                                  the representations, warranties and covenants of the Company set forth in Section 3 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii)                               the Company has complied with all agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(j)                                     Secretary Certificates of the Company. The Underwriters having received certificates dated the First Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters and counsel to the Underwriters, signed by the Corporate Secretary of the Company or another officer acceptable to the Underwriters, acting reasonably, in form and content satisfactory to the Underwriters, acting reasonably, with respect to:

(i)                                     the constating documents and by-laws of the Company;

(ii)                                  the resolutions of the directors of the Company relevant to the distribution of the Shares in each of the Qualifying Jurisdictions and in the United States, allotment, issue (or reservation for issue) and sale of the Treasury Shares and the Additional Shares, and, as applicable, the authorization of this Agreement, and the other agreements and transactions contemplated by this Agreement; and

(iii)                               the incumbency and signatures of signing officers of the Company.

(k)                                  Good Standing. The Lead Underwriters shall have received on and as of the day prior to the First Closing Date or on and as of the day prior to the Option Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its Subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)                                     Company’s Agent for Service. Prior to the First Closing Date, the Company shall have furnished to the Lead Underwriters satisfactory evidence of its due and valid authorization of appointed Corporation Service Company as its agent to receive service of process in the United States pursuant to Section 22 hereof, and satisfactory evidence from appointed Corporation Service Company accepting its appointment as such agent.

(m)                               Listing. The Treasury Shares and the Additional Shares shall have been approved for listing on the TSX and the Company’s outstanding common shares including the Shares shall have been approved for quotation on the NASDAQ, subject, in the case of the TSX, to the fulfillment of the usual post-closing requirements and, in the case of the NASDAQ, only to notice of issuance and evidence of satisfactory distribution at or prior to the First Closing Date or the Option Closing Date, as the case may be.

(n)                                 Lock-Up Agreements from Certain Directors, Officers and Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Lead Underwriters an agreement in the form of Exhibit

“E” hereto from each of the persons listed on Exhibit “D” hereto, and such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(o)                                 Certificate of Transfer Agent. The Company having delivered to the Underwriters on the First Closing Date and on the Option Closing Date, as the case may be, a certificate of Computershare Investor Services Inc., as registrar and transfer agent of the Shares, which certifies the number of common shares of the Company issued and outstanding on the date prior to the First Closing Date and the Option Closing Date, as the case may be.

(p)                                 Opinion of Counsel for the Selling Shareholders. The Underwriters having received at the First Closing Date a legal opinion dated the First Closing Date, in form and substance reasonably satisfactory to counsel to the Underwriters, addressed to the Underwriters and counsel to the Underwriters from counsel to each of the corporate Selling Shareholders, as to the matters referred to in Exhibit “C”, which counsel may rely, as to matters of fact, on certificates of each Selling Shareholder.

(q)                                 Selling Shareholders’ Agent for Service. Prior to the First Closing Date, any Selling Shareholder that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada shall have furnished to the Lead Underwriters satisfactory evidence of its due and valid authorization of appointed Fraser Milner Casgrain LLP, 1420-99 Bank Street, Ottawa, Ontario, K1P 1H4, as their agent for service of process in each of the Provinces of Canada, except the Province of Quebec, and satisfactory evidence from appointed Fraser Milner Casgrain LLP accepting its appointment as such agent.

(r)                                    Selling Shareholder Compliance. The Underwriters having received at the First Closing Date from each Selling Shareholder a certificate or certificates dated the First Closing Date, addressed to the Underwriters and counsel to the Underwriters and signed by the individual Selling Shareholder or by each of the President and Chief Financial Officer of the Selling Shareholder or other officers of the Selling Shareholder reasonably acceptable to the Underwriters, as the case may be, certifying for and on behalf of the Selling Shareholder, after having made due enquiry and after having carefully examined the Preliminary Prospectuses, the Time of Sale Prospectus, the Prospectuses and together with Supplementary Material, if any, that:

(i)                                     no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Secondary Shares by the Selling Shareholder has been issued or made by any court, securities regulatory authority or stock exchange in Canada or the United States and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any applicable securities laws or by any court, securities regulatory authority or stock exchange;

(ii)                                  the Selling Shareholder has complied with and satisfied in all material respects the covenants, terms and conditions of this Agreement on its part to be complied with and satisfied up to the First Closing Date; and

(iii)                               the representations and warranties of the Selling Shareholder set forth in Section 4 of this Agreement are true and correct in all material respects as of the First Closing Date after giving effect to the transactions contemplated by this Agreement.

(s)                                  Secretary Certificates of the Selling Shareholders. The Underwriters having received certificates from each Selling Shareholder other than an individual Selling Shareholder dated the First Closing Date, addressed to the Underwriters and counsel to the Underwriters, signed by each of the President and Chief Financial Officer of the Selling Shareholder or other officers of the Selling Shareholder reasonably acceptable to the Underwriters certifying for and on behalf of the Selling Shareholder with respect to:

(i)                                     the constating documents and by-laws of the Selling Shareholder;

(ii)                                  all resolutions of the board of directors or management committees of the Selling Shareholder relating to this Agreement and the offering and sale of the Secondary Shares contemplated hereby;

(iii)                               the incumbency and specimen signatures of signing officers of the Selling Shareholder; and

(iv)                              with respect to such other matters as the Underwriters may reasonably request.

(t)                                    Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Lead Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company and each Selling Shareholder in connection with the issuance and sale of the Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lead Underwriters and counsel for the Underwriters.

If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Lead Underwriters by notice to the

Company at any time on or prior to the First Closing Date and, with respect to the Additional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6, Section 7, Section 11 and Section 12 shall at all times be effective and shall survive such termination.

Section 8                                             Covenants of the Underwriters.

(1)                                  Each Underwriter, severally and not jointly, covenants with the Company and the Selling Shareholders that, after the First Closing Date, the Underwriters will (a) use their reasonable best efforts to complete the distribution of the Offered Shares and, if applicable, the Additional Shares as promptly as possible and (b) give prompt written notice to the Company or its counsel when, in the opinion of the Underwriters, they have completed distribution of the Offered Shares and, if applicable, the Additional Shares, and, within 30 days after completion of the distribution, will provide the Company or its counsel in writing, with a breakdown of the number of Shares distributed in each of the Qualifying Jurisdictions and in the United States where that breakdown is required by a Canadian Commission or the SEC, as the case may be, for the purpose of calculating fees payable to, or making filings with, that Canadian Commission or the SEC, as the case may be.

(2)                                  No Underwriter shall be liable to the Company or the Selling Shareholders under this Section 8 with respect to a default by any of the other Underwriters.

Section 9                                             Termination of this Agreement.

(1)                                  Prior to the purchase of the Offered Shares by the Underwriters on the First Closing Date or, in the case of the Additional Shares prior to the Option Closing Date, this Agreement may be terminated by the Lead Underwriters on behalf of the Underwriters by written notice to that effect given to the Company and the Selling Shareholders if at any time:

(a)                                  Litigation. Any enquiry, action, suit, investigation or other proceeding, whether formal or informal, is commenced, announced or threatened or any order is made by any securities regulatory authority, stock exchange or any other federal, provincial or other governmental authority in Canada, the United States or elsewhere, including, without limitation, the TSX or the NASDAQ, in relation to the Company or the Subsidiaries or the Company’s directors and officers in their capacity as such with the Company which, in the sole opinion of the Lead Underwriters, acting reasonably, operates to prevent or restrict materially the distribution or trading of the Shares or any other securities of the Company in any of the Qualifying Jurisdictions or the United States, or which, in the reasonable opinion of the Lead Underwriters, might be expected to have a significant adverse effect on the market price or value of the Shares, including without limitation, (i) if trading or quotation in any of the Company’s securities shall have been suspended or limited by the SEC, or (ii) by the NASDAQ or by any Canadian Commission or by the TSX, or trading in securities generally on any of the NASDAQ or the TSX shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the SEC or FINRA, or (iii) the declaration of any banking moratorium by any Canadian, U.S. federal or New York authorities, or (iv) any major disruption of settlements of securities or payment or clearance services in the United States or Canada where the securities of the Company are listed.

(b)                                 Occurrences. Any change in U.S., Canadian or international financial, political or economic conditions or the effect of which is such as to make it, in the judgment of the Lead Underwriters, impractical to market or to enforce contracts for the sale of the Shares, whether in the primary market or in respect of dealings in the secondary market.

(c)                                  Disaster Out. There should develop, occur or come into effect or existence any attack on, outbreak or escalation of hostilities or act of terrorism involving Canada or the United States, any declaration of war by the United States Congress, any other national or international calamity or emergency, or any governmental action, change of applicable law or regulation (or in the judicial interpretation thereof), inquiry if, in the judgment of the Lead Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity, emergency or governmental action is material and adverse such as to make it impractical or inadvisable to proceed with the offering of the Shares or to enforce contracts for the sale of the Shares on the First Closing Date or the relevant Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Prospectus and each of the Applicable Prospectuses or might be expected to have a significant adverse effect on the state of financial markets in Canada or the United States or the business, operations, management or capital of the Company or the market price or value of the Shares.

(d)                                 Material Adverse Change. There should occur or be announced by the Company, and its Subsidiaries taken as a whole, any Material Adverse Change or a change in any material fact, or there should be discovered any previously undisclosed material fact (other than a material fact related solely to the Underwriters or any of their affiliates) required to be disclosed in any Applicable Prospectus, which results, or in the sole judgement of the Lead Underwriters, is reasonably expected to result, in purchasers of a material number of Shares exercising their right under applicable legislation to withdraw from their purchase of the Shares or, in the sole judgement of the Lead Underwriters, has or may be expected to have a significant adverse effect on the market price or value of the Shares and makes it impractical or inadvisable to market the Shares.

(2)                                  Each of the Company and the Selling Shareholders agrees that all representations, warranties, terms and conditions of this Agreement (including the conditions in Section 7 shall be construed as conditions and complied with so far as they relate to acts to be performed or caused to be performed by it, that it will use its best efforts to cause such representations, warranties, terms and conditions not to be breached and to be complied with, and that any breach or failure by it to comply with any such conditions shall entitle the Lead Underwriters on behalf of the Underwriters to terminate their obligations under this Agreement by notice to that effect given to the Company and the Selling Shareholders at or prior to the First Closing Date or the Option Closing Date, as the case may be, unless otherwise expressly provided in this Agreement.

(3)                                  The rights of termination contained in this Section 9 may be exercised by the Lead Underwriters and are in addition to any other rights or remedies that the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Company or a Selling Shareholder in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability or obligation on the part of an Underwriter to the Company or the Selling Shareholders, or on the part of the Company or the Selling Shareholders to the Underwriter except in respect of any liability or obligation under any of Section 6, Section 11 and Section 12 hereof which shall at all times remain in full force and effect and shall survive such termination. A notice of termination given by one Underwriter under this Section 9 will not be binding upon the other Underwriters.

Section 10                                      Obligation to Purchase.

(1)                                  Subject to the terms of this Agreement, the obligation of the Underwriters to purchase the Offered Shares or the Additional Shares, if applicable, at the First Closing Date or the Option Closing Date, as the case may be, shall be several and not joint and several and shall be limited to the number and equivalent percentage of the Offered Shares or the Additional Shares, if applicable, set out opposite the name of the Underwriters respectively below (subject to such adjustment as the Lead Underwriters may determine to eliminate fractional shares):

	Number of Offered Shares
Canaccord Capital Corporation	4,540,305	35.0%
Piper Jaffray & Co.	3,891,690	30.0%
Pacific Crest Securities LLC	1,556,676	12.0%
CIBC World Markets Inc.	972,922.5	7.5%
GMP Securities L.P.	972,922.5	7.5%
RBC Dominion Securities Inc.	518,892	4.0%
Dundee Securities Corporation	259,446	2.0%
TD Securities Inc.	259,446	2.0%
	12,972,300	100%

(2)                                  If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the Lead Underwriters may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such First Closing Date or the applicable Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Offered Shares set forth opposite their respective names in this Section 10 bears to the aggregate number of Offered Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Lead Underwriters with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Lead Underwriters, the Company and the Selling Shareholders for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 6, Section 11 and Section 12 shall at all times be effective and shall survive such termination. In any such case either the Lead Underwriters or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than five days in order that the required changes, if any, to the Registration Statement and the Prospectuses or any other documents or arrangements may be effected.

(3)                                  As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11                                      Indemnification.

(1)                                  Indemnification Provided by the Company in favour of the Underwriters. The Company (in this Section 11, the “Indemnifying Party”) agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors, officers, partners, employees, advisors, shareholders and agents, and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”), from and against any loss (other than loss of profits), damage, expense, liability, action, suit, proceeding or claim (including the reasonable cost of investigation) (each a “Claim” and, collectively, the “Claims”) which, jointly or severally, any such Underwriter or any such person may incur by any securities regulatory authority or any other competent authority or under the Securities Act, the Exchange Act, the Canadian Securities Laws, other federal, provincial or state statutory law or regulation, or the laws or regulations of foreign jurisdictions in which the Shares have been offered or sold, or at common law or otherwise (including in settlement of any litigation), insofar as such Claim (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof for purposes of Section 11 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein, or necessary to make the statements therein, not misleading, (ii) any misrepresentation within the meaning of Canadian Securities Laws or untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectuses, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the U.S. Prospectus, the Canadian Prospectus or Supplementary Material (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the breach by the Company of any of its representations, warranties or covenants in this Agreement or the failure of the Company to comply with any of its obligations under this Agreement or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any Claim arising out of or based upon any matter covered by clauses (i) through (iii) above, provided that the Company shall not be liable under clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment (which has become non-appealable) that such Claim resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence, fraud, bad faith or wilful misconduct; and to reimburse each Indemnified Party for any and all expenses (including the fees and disbursements of counsel chosen by the Lead Underwriters) as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying any such Claim; provided, however, that the foregoing indemnity agreement shall not apply to any Claim to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company (a) by the Selling Shareholders contained in the Selling Shareholder Information (as defined in Section 11(2) hereof) or (b) by the Underwriters expressly for use in the Registration Statement, the Preliminary Prospectuses, the Time of Sale Prospectus, any such free writing prospectus, the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Lead Underwriters to the Company expressly for use in the Registration Statement, the Preliminary Prospectuses, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto) are the statements set forth therein under the caption “Plan of Distribution.”

(2)                                  Indemnification Provided by the Selling Shareholders in favour of the Underwriters and the Company. Each of the Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless the Indemnified Parties and the Company from and against any and all Claims to which any Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, or as a consequence of: (i) any misrepresentation or alleged misrepresentation within the meaning of Canadian Securities Laws, an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof for purposes of Section 11 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein, or necessary to make the statements therein, not misleading, where such misrepresentation or alleged misrepresentation, untrue statement, alleged untrue statement, omission or alleged omission, is attributable to information or statements relating to the Selling Shareholder and is provided by the Selling Shareholder specifically for inclusion in the Registration Statement (the “Selling Shareholder Information”); (ii) any misrepresentation or alleged misrepresentation within the meaning of Canadian Securities Laws, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectuses, the Time of Sale Prospectus, any such free writing prospectus, the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, where such misrepresentation or alleged misrepresentation, untrue statement, alleged untrue statement, omission or alleged omission, is attributable to the Selling Shareholder Information; (iii) any order made or enquiry, investigation or proceeding, whether formal or informal, commenced, announced or threatened by any securities regulatory authority or any other competent authority based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation referred to in clauses (i) or (ii), or otherwise filed with or delivered to any securities commission or similar regulatory authority, or based upon any failure of the Selling Shareholder to comply with the Canadian Securities Laws, the Securities Act and the Exchange Act (other than any failure or alleged failure to comply by an Underwriter), preventing or restricting the trading in or the sale or distribution of the Secondary Shares in any of the Qualifying Jurisdictions or in the United States, (iv) the breach by the Selling Shareholder of any representation or warranty in this Agreement or the failure of the Selling Shareholder to comply with any of its obligations under this Agreement, or (v) the transfer, sale, offering and delivery by the Selling Shareholder of the Secondary Shares pursuant to the provisions of this Agreement; provided, however, that the foregoing indemnity agreement may not be relied upon by any Indemnified Party in respect of any losses that a court of competent jurisdiction has determined in a final judgment which has become non-appealable results from the gross negligence, bad faith, fraud or wilful misconduct of that Indemnified Party. Each of the Selling Shareholders will severally and not jointly reimburse the Indemnified Parties promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such Claim contemplated by this Section 11(2), as incurred. Notwithstanding the foregoing, clause (i) of this Section 11(2) shall apply to each Selling Shareholder only to the extent that the statements or omissions in or from the Registration Statement, the Preliminary Prospectuses, the Time of Sale Prospectus, any such free writing prospectus, the U.S. Prospectus, the Canadian Prospectus or any Supplementary Material (or any amendment or supplement thereto) were made in conformity with the Selling Shareholder Information, which consists of the information under the captions “Principal Shareholders” and “Selling Shareholders” in each Applicable Prospectus; provided, however, that save in the event of gross negligence, bad faith, fraud, wilful misconduct or deliberate non-disclosure, the liability of each Selling Shareholder under this Agreement shall be limited to an amount equal to the total gross proceeds to such Selling Shareholder from the sale of the Secondary Shares pursuant to the provisions of this Agreement.

(3)                                  Notification. If any matter or thing contemplated by this Section 11 shall be asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party will notify the Indemnifying Party and the Selling Shareholders as soon as possible and, in any event on a timely basis, of the nature of such Claim and the Indemnifying Party or the Selling Shareholder, as the case may be, shall be entitled (but not required) to assume the defence of any suit brought to enforce such Claim; provided, however, that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably, and that no settlement may be made by the Indemnifying Party or the Selling Shareholder or the Indemnified Party without the prior written consent of the other, such consent to not be unreasonably withheld. Failure or delay by the Indemnified Party to so notify shall not relieve the Indemnifying Party or Selling Shareholder, as the case may be, of its obligation of indemnification hereunder unless (and only to the extent that) such failure or delay results in forfeiture by the Indemnifying Party or Selling Shareholder, as the case may be, of substantive rights or defences.

(4)                                  Settlement. The Indemnifying Party or the Selling Shareholder, as the case may be, shall not, without the prior written consent of the Underwriters, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are a party to such Claim), unless such settlement, compromise or consent includes an unconditional release of each of the Indemnified Parties from all liability arising out of such Claim. Notwithstanding the foregoing, the Indemnifying Party shall not be liable for the settlement of any Claim in respect of which indemnity may be sought hereunder effected without its written consent, which consent shall not be unreasonably withheld.

(5)                                  Retaining Counsel. In any such Claim, the Indemnified Party shall have the right to retain other counsel to act on the Indemnified Party’s behalf, provided that the fees and disbursements of such other counsel shall be paid by the Indemnified Party, unless: (i) the Indemnifying Party or the Selling Shareholder, as the case may be, and the Indemnified Party mutually agree to retain such other counsel, (ii) the Indemnifying Party or the Selling Shareholder, as the case may be, has not assumed the defence of the action within a reasonable period of time after receiving notice of the Claim, (iii) in the opinion of counsel, there are one or more defences available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party or the Selling Shareholder, as the case may be or (iv) in the opinion of counsel, the named parties to any such Claim (including any third or implicated party) include both the Indemnified Party on the one hand and the Indemnifying Party or the Selling Shareholder, as applicable, on the other hand, and the representation of the Company or the Selling Shareholder, as applicable, and the Indemnified Party by the same counsel would be inappropriate due to actual or potential conflicting interests, in which event such fees and disbursements shall be paid by the Indemnifying Party or the Selling Shareholder, as applicable, to the extent that they have been reasonably incurred.

(6)                                  Expenses. The Indemnifying Party and the Selling Shareholder agree that if any action, suit, proceeding or claim shall be brought against, or an investigation commenced in respect of, the Indemnifying Party or the Selling Shareholder or the Indemnifying Party or the Selling Shareholder and any Underwriter and personnel of any Underwriter shall be required to testify, participate or respond in respect of or in connection with this Agreement, the Underwriters shall have the right to employ their own counsel in connection therewith and the Indemnifying Party or Selling Shareholders, as applicable, will reimburse the Underwriters monthly for reasonable out-of-pocket expenses as may be incurred, including fees and disbursements of the Underwriters’ counsel.

(7)                                  Right of Indemnity in Favour of Others. With respect to any Indemnified Party who is not a party to this Agreement, it is the intention of the Company and the Selling Shareholders to constitute the Underwriters as trustee for such Indemnified Party of the rights and benefits of this Section 11 and the Underwriters agree to accept such trust and to hold the rights and benefits of this Section 11 in trust for and on behalf of such Indemnified Party.

(8)                                  Responsibility. Except in respect of statements relating solely to the Underwriters or expressly agreed by the Underwriters in writing, neither the Underwriters nor any of their affiliates or advisers will be responsible to the Company, the Selling Shareholders or to any other person responsible for the Applicable Prospectuses for verifying the accuracy or fairness of the information published therein or otherwise published by the Company or the Selling Shareholders in connection with the offering and sale of the Shares.

(9)                                  Non-Prejudice. The indemnity provisions set forth in this Section 11 and the contribution provisions set forth in Section 12 and the obligations of the Company and the Selling Shareholders thereunder shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Selling Shareholders and the Indemnified Parties.

Section 12                            Contribution.

(1)                                  Contribution. If the indemnification provided for in Section 11 hereof is unavailable to or unenforceable by an Indemnified Party or insufficient to hold an Indemnified Party harmless in respect of any Claims (as defined in Section 11(1)), then the Company and the Selling Shareholders (each, an “Indemnifier”) shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifier on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifier on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Claims, as well as any other relevant equitable considerations. The relative benefits received by the Indemnifier on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Shares (net of Underwriters’ Commission but before deducting expenses) received by the Indemnifier, and the total Underwriters’ Commission received by the Underwriters, bear to the gross proceeds of the offering of the Shares. The relative fault of the Indemnifier on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Indemnifier or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation referred to in Section 11. The Underwriters’ obligations to contribute pursuant to this Section 12 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names in Section 10 hereof. The Underwriters shall not in any event be liable to contribute, in the aggregate, any amounts in excess of the Underwriters’ Commission or any portion of such commission actually received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. The amount paid or payable by an Indemnified Party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in Section 11, any legal or other out-of-pocket expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, costs or expenses, whether or not resulting in any such Claims.

(2)                                  Right of Contribution in Addition to Other Rights. The rights to contribution provided in this Section 12 shall be in addition to and not in derogation of any other right to contribution which an Indemnified Party may have by statute or otherwise at law.

(3)                                  Right of Contribution in Favour of Others. With respect to any Indemnified Party who is not a party to this Agreement, it is the intention of the Company and the Selling Shareholders to constitute the Underwriters as trustee for such Indemnified Party of the rights and benefits of this Section 12 and the Underwriters agree to accept such trust and to hold the rights and benefits of this section in trust for and on behalf of such Indemnified Party.

(4)                                  Fraudulent Misrepresentation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 13                            Notification to the Underwriters.

The Company and each of the Selling Shareholders severally and not jointly undertakes to notify the Lead Underwriters immediately if it comes to its knowledge at any time up to the First Closing Date that any of the representations and warranties in this Agreement was not true or accurate or was misleading in any material respect when given or made or has ceased to be true or accurate in any material respect or has become misleading by reference to the facts or circumstances from time to time subsisting and of all other information of which it becomes aware which may give rise to an obligation to prepare and file Supplementary Material. If, at any time prior to the First Closing Date, the Lead Underwriters shall receive notification pursuant to this section or they shall otherwise become aware that any of the representations and warranties in this Agreement is or has become or is likely to become untrue, inaccurate or misleading in any material respect, the Lead Underwriters may (without prejudice to their right to terminate their obligations under this Agreement pursuant to Section 9) require the Company at its own expense to make or cause to be made such announcement as the Underwriters may reasonably determine. The Selling Shareholders are not obligated to give notification to the Lead Underwriters pursuant to this Section 13 if the Company has made a notification to the Lead Underwriters regarding the same subject matter.

Section 14                            Representations and Indemnities to Survive Delivery.

The representations, warranties and covenants of the Company, the Selling Shareholders and the Underwriters contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Shares shall survive the delivery of and payment for the Shares sold hereunder and shall continue in full force and effect unaffected by any subsequent disposition of the Shares by the Underwriters or the termination of the Underwriters’ obligations and shall not be limited or prejudiced by any investigation made by or on behalf of the Underwriters in connection with the preparation of the Prospectuses, any amendments or supplements related thereto or the distribution of the Shares.

Section 15                                      No Advisory or Fiduciary Relationship.

The Company and the Selling Shareholders acknowledge and agree that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the Offering Price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favour of the Company or the Selling Shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company or the Selling Shareholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Shareholders have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 16                            Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

(a)                        If to the Lead Underwriters:

Canaccord Capital Corporation

1250, René-Lévesque Blvd. West. Suite 2000

Montréal, Québec, H3B 4W8

Facsimile: (514) 844-9014

Attention: Jean-Yves Bourgeois, Managing Director

Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, MN  USA 55402

Facsimile: (612) 313-3121

Attention: Chris Christina, Managing Director

with a copy to:

Stikeman Elliott LLP

5300 Commerce Court West 199 Bay Street

Toronto, Ontario M5L 1B9

Facsimile: (416) 947-0866

Attention: Martin Langlois

and a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York, USA 10019-6064

Facsimile: (212) 492-0078

Attention: Andrew Foley

(b)                       If to the Company:

DragonWave Inc.

411 Legget Drive, Suite 600

Ottawa, Ontario, K2K 3C9

Facsimile: (613) 599-4225

Attention: Peter Allen, President and Chief Financial Officer

with a copy to:

Fraser Milner Casgrain LLP

1420 — 99 Bank Street

Ottawa, Ontario K1P 1H4

Facsimile: (613) 783-9690

Attention: Andrea Johnson

and a copy to:

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, California, USA 92121-2133

Facsimile: (858) 638-5018

Attention: Craig Andrews

(c)                        If to a Selling Shareholder, at the address set forth opposite such Selling Shareholder’s name on Schedule “A”.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 17                            Authority and Use of the Advice of the Lead Underwriters.

The Company and the Selling Shareholders shall be entitled to rely and shall act on any notice, waiver, extension or other communication given by or on behalf of the Underwriters by the Lead Underwriters, which has authority to bind the Underwriters with respect to all matters covered by this Agreement insofar as such matters relate to the Underwriters, with the exception of matters arising under Section 11 and Section 12. The Company agrees that all written and oral opinions, advice, analysis and materials provided by the Underwriters in connection with the offering and sale of the Shares are intended solely for the Company’s benefit and for the Company’s use only and the Company covenants and agrees that no such opinions, advice or material will be used for any other purpose whatsoever or reproduced, disseminated, quoted from or referred to in whole or in part at any time, in any manner or for any purpose, without the prior consent of the Lead Underwriters in each specific circumstance.

Section 18                            Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 11 and Section 12, and in each case their respective successors and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

Section 19                            Time of the Essence.

Time shall be of the essence of this Agreement.

Section 20                            Partial Unenforceability.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 21                            Governing Law and Venue.

This Agreement shall be governed by and construed in accordance with the laws of Ontario and the federal laws of Canada applicable therein governing contracts made and to be performed wholly therein and without reference to its principles governing the choice or conflict of laws. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of Ontario, sitting in the City of Ottawa, with respect to any dispute related to this Agreement.

Section 22                            Agent for Service.

The Company has filed with the SEC a Form F-X appointing Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, (800) 927-9800 (or any successor) (together with any successor, the “Agent for Service”), as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

Section 23                            Counterparts/Facsimile Signatures.

This Agreement may be executed by any one or more of the parties to this Agreement in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The transmission by facsimile of a copy of the execution page hereof reflecting the execution of this Agreement by any party hereto shall be effective to evidence that party’s intention to be bound by this Agreement and that party’s agreement to the terms, provisions and conditions hereof, all without the necessity of having to produce an original copy of such execution page.

Section 24                            General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 11 and the contribution provisions of Section 12, and is fully informed regarding the said provisions. Each of the parties hereto further acknowledges that the provisions of Section 11 and Section 12 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Preliminary Prospectuses, the Time of Sale Prospectus, each free writing prospectus, the Canadian Prospectus and the U.S. Prospectus (or any amendments and supplements thereto), as required by the Canadian Securities Laws, the Securities Act and the Exchange Act.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

The foregoing is agreed by the parties as of the date first mentioned above.

CANACCORD CAPITAL CORPORATION

By:
	Name:	Jean-Yves Bourgeois
	Title:	Managing Director

PIPER JAFFRAY & CO.

By:
	Name:	Chris Christina
	Title:	Managing Director

PACIFIC CREST SECURITIES LLC

By:
	Name:	Shannon Soqui
	Title:	Managing Director

CIBC WORLD MARKETS INC.

By:
	Name:	Marwan Kubursi
	Title:	Managing Director

GMP SECURITIES L.P.

By:
	Name:	Steve Ottaway
	Title:	Managing Director

RBC DOMINION SECURITIES INC.

By:
	Name:	Jan Sorhaug
	Title:	Managing Director

DUNDEE SECURITIES CORPORATION

By:
	Name:	Aaron Unger
	Title:	Managing Director

TD SECURITIES INC.

By:
	Name:	Simon Kwong
	Title:	Vice President

DRAGONWAVE INC.

By:
	Name:	Peter Allen
	Title:	President and
Chief Executive Officer

ENTERPRISE PARTNERS V, L.P.

By:
	Name:	Carl Eibl
	Title:	Managing Director of Enterprise Management
Partners V, LLC (sole general partner of Enterprise Partners V, L.P.)

ENTERPRISE PARTNERS VI, L.P.

By:
	Name:	Carl Eibl
	Title:	Managing Director of Enterprise Management
Partners VI, LLC (sole general partner of Enterprise Partners VI, L.P.)

WESLEY CLOVER CORPORATION

By:
	Name:	Jose Medeiros
	Title:	President

VENTURE COACHES FUND L.P., by its General Partner Venture Coaches Limited

By:
	Name:	John B. Saull
	Title:	Treasurer

Witness	Peter Allen

Witness	Erik Boch

Witness	David Farrar

Witness	Russell Frederick

Witness	Brian McCormack

Witness	Alan Solheim